Exhibit 99.1
FOR IMMEDIATE RELEASE
July 19, 2006
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Second Quarter Results
Toledo, Ohio, July 19, 2006........Health Care REIT, Inc. (NYSE:HCN) announced today operating results for its second quarter ended June 30, 2006.
Second Quarter Highlights.
•	Net new investments total $80.7 million for quarter and $167.1 million for year to date

•	Increases net investment guidance to $375 to $500 million from $300 to $450 million

•	Adjusted FFO and FAD increase 6% and 10% quarter-over-quarter

•	Increases 2006 FAD guidance to $2.95-$3.03 per diluted share from $2.91-$2.99 per diluted share

•	Total portfolio coverage remains strong at 1.93x

•	Debt to undepreciated capitalization ratio down sequentially to 44% from 47% last quarter
Key Performance Indicators.

	Quarter	Quarter		Year	Year
	Ended	Ended	Percentage	To Date	To Date	Percentage
	6/30/06	6/30/05	Change	6/30/06	6/30/05	Change
Net Income Available to Common Stockholders per Diluted Share	$0.37	$(0.03)	n/a	$0.70	$0.30	133%
FFO per Diluted Share	$0.74	$0.36	106%	$1.45	$1.08	34%
FFO per Diluted Share — Adjusted (1)	$0.74	$0.70	6%	$1.45	$1.42	2%
FAD per Diluted Share	$0.75	$0.34	121%	$1.59	$1.00	59%
FAD per Diluted Share — Adjusted (1)	$0.75	$0.68	10%	$1.59	$1.35	18%
Common Dividends per Share	$0.64	$0.62	3%	$1.26	$1.22	3%
FFO Payout Ratio	86%	172%		87%	113%
FFO Payout Ratio — Adjusted (1)	86%	89%		87%	86%
FAD Payout Ratio	85%	182%		79%	122%
FAD Payout Ratio — Adjusted (1)	85%	91%		79%	90%

(1)	Adjusted for loss on extinguishment of debt in 2Q05.
2Q06 Earnings Discussion. The second quarter 2006 reported net income available to common stockholders of $0.37 per diluted share includes $1.0 million ($0.015 per diluted share) of gains on sales of real property. The second quarter 2005 net loss to common stockholders of $0.03 per share included $18.4 million ($0.34 per diluted share) of loss on extinguishment of debt. FAD for second quarter 2006 was higher than FFO by $0.5 million ($0.01 per diluted share) due to cash rental receipts in excess of gross straight-line rental income. Please see Exhibits 13 and 14 for reconciliations of net income available to

2Q06 Earnings Release
July 19, 2006
common stockholders to FAD and FFO. The following table summarizes the items impacting FFO and FAD:
2Q06 FFO and FAD.

	Quarter	Quarter		Quarter	Quarter
	Ended	Ended		Ended	Ended
	6/30/06	6/30/05	Percentage	6/30/06	6/30/05	Percentage
	FFO	FFO	Change	FAD	FAD	Change
Per Diluted Share	$0.74	$0.36	106%	$0.75	$0.34	121%
Debt extinguishment charges, net		$0.34			$0.34
Per Diluted Share — Adjusted	$0.74	$0.70	6%	$0.75	$0.68	10%
Included items:
Cash receipts-prepaid/straight-line rent				$0.04	$0.04
Per Diluted Share — Normalized				$0.71	$0.64	11%
2006 Earnings Discussion. The reported net income available to common stockholders of $0.70 per diluted share for the six months ended June 30, 2006 includes $2.5 million ($0.04 per diluted share) of gains on sales of real property. The 2005 net income available to common stockholders of $0.30 per diluted share included $18.4 million ($0.34 per diluted share) of loss on extinguishment of debt. FAD for 2006 was higher than FFO by $8.4 million ($0.14 per diluted share) due to cash rental receipts in excess of gross straight-line rental income. Please see Exhibits 13 and 14 for reconciliations of net income available to common stockholders to FAD and FFO. The following table summarizes the items impacting FFO and FAD:

	Year	Year		Year	Year
	To Date	To Date		To Date	To Date
	6/30/06	6/30/05	Percentage	6/30/06	6/30/05	Percentage
	FFO	FFO	Change	FAD	FAD	Change
Per Diluted Share	$1.45	$1.08	34%	$1.59	$1.00	59%
Debt extinguishment charges, net		$0.34			$0.34
Per Diluted Share — Adjusted	$1.45	$1.42	2%	$1.59	$1.35	18%
Included items:
Cash receipts-prepaid/straight-line rent				$0.22	$0.06
SFAS 123(R) accelerated vesting impact	($0.02)			($0.02)
Per Diluted Share — Normalized				$1.37	$1.29	6%
Dividends for Second Quarter 2006. As previously announced, the Board of Directors declared a dividend for the quarter ended June 30, 2006 of $0.64 per share as compared to $0.62 per share for the same period in 2005. The dividend represents the 141st consecutive dividend payment. The dividend will be payable August 21, 2006 to stockholders of record on July 31, 2006.
Development Initiative. Under the company’s new development initiative, management expects to fund $175 to $250 million for development during 2006. The company expects to fund $164 million for development during 2006 on projects which are already underway, with an additional $11 to $86 million anticipated from projects which have yet to commence. The $164 million of anticipated funding from existing projects is comprised of $72 million which was funded during the six months ended June 30, 2006 and $92 million projected to be funded over the remainder of 2006. The information contained in Exhibit 8 relates only to development projects for which initial funding has commenced as of June 30, 2006 and does not include any additional development projects which may commence later in 2006.
Outlook for 2006. The company is increasing its gross investment guidance to a range of $525 to $600 million from $450 to $550 million for 2006. Gross investments are comprised of $350 million of acquisitions and advances on existing assets and $175 to $250 million of funded new development. The

2Q06 Earnings Release
July 19, 2006
company expects $100 to $150 million of dispositions, resulting in net investments of $375 to $500 million. Due primarily to the second quarter gains on sales of properties of $1.0 million, the company is increasing its 2006 guidance for net income available to common stockholders from a range of $1.33 to $1.41 per diluted share to $1.34 to $1.42 per diluted share. The company is reaffirming its 2006 FFO guidance in the range of $2.88 to $2.96 per diluted share. The company is increasing its 2006 FAD guidance from a range of $2.91 to $2.99 per diluted share to $2.95 to $3.03 per diluted share primarily due to the cash receipts of $2.7 million during the second quarter of 2006.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments outside the normal monthly rental payments. Please see Exhibit 15 for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Conference Call Information. The company has scheduled a conference call on July 20, 2006 at 9:00 a.m. Eastern time to discuss its second quarter and year to date results, industry trends, portfolio performance and outlook for 2006. Telephone access will be available by dialing 800-811-0667 or 913-981-4901 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through August 3, 2006. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 7840792. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.
Supplemental Reporting Measures. The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the net straight-line rental adjustments.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio, which represents EBITDA divided by interest expense, and its fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include interest expense and preferred stock dividends.
In April 2002, the Financial Accounting Standards Board issued Statement No. 145 that requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement No. 4. The company adopted the standard effective January 1, 2003 and has properly reflected the prior year loss on extinguishment of debt which may not be added back to net income in the calculation of FFO, FAD or EBITDA. Although the company has adopted this treatment, it has also disclosed FFO, FAD and EBITDA adjusted for the loss on extinguishment of debt for enhanced clarity.
FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, FFO and FAD are utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as

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July 19, 2006
defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 12, 13 and 14 for reconciliations of EBITDA, FAD and FFO to net income.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care and senior housing properties. At June 30, 2006, the company had investments in 464 facilities in 37 states with 57 operators and had total assets of approximately $3.1 billion. The portfolio included 35 independent living/continuing care retirement communities, 203 assisted living facilities, 213 skilled nursing facilities and 13 specialty care facilities. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its ability to enter into agreements with new viable tenants for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to reinvest sale proceeds at similar rates to assets sold; operator bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability claims and insurance costs for operators; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; delays in reinvestment of sale proceeds; changes in rules or practices governing the company’s financial reporting; and structure related factors, including real estate investment trust qualification, anti-takeover provisions and key management personnel. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
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2Q06 Earnings Release
July 19, 2006
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	June 30
	2006	2005

Assets
Real estate investments:
Real property owned
Land	$270,810	$228,077
Buildings & improvements	2,758,358	2,420,555
Construction in progress	75,822	449

	3,104,990	2,649,081
Less accumulated depreciation	(317,869)	(257,543)

Total real property owned	2,787,121	2,391,538

Loans receivable	178,282	244,169
Less allowance for losses on loans receivable	(6,961)	(5,861)

	171,321	238,308

Net real estate investments	2,958,442	2,629,846

Other assets:
Equity investments	5,070	3,298
Deferred loan expenses	11,523	9,172
Cash and cash equivalents	15,200	15,067
Receivables and other assets	71,877	82,556

	103,670	110,093

Total assets	$3,062,112	$2,739,939

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$146,000	$318,000
Senior unsecured notes	1,193,355	894,830
Secured debt	131,178	168,790
Accrued expenses and other liabilities	45,641	44,354

Total liabilities	1,516,174	1,425,974

Stockholders’ equity:
Preferred stock	276,875	283,751
Common stock	62,446	53,772
Capital in excess of par value	1,450,531	1,166,234
Treasury stock	(2,714)	(1,766)
Cumulative net income	883,082	772,887
Cumulative dividends	(1,125,810)	(960,850)
Accumulated other comprehensive income	0	1
Other equity	1,528	(64)

Total stockholders’ equity	1,545,938	1,313,965

Total liabilities and stockholders’ equity	$3,062,112	$2,739,939

2Q06 Earnings Release
July 19, 2006
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005

Revenues:
Rental income	$74,031	$59,577	$146,817	$118,371
Interest income	4,480	5,269	8,742	10,252
Transaction fees and other income	1,665	547	2,030	1,970

Gross revenues	80,176	65,393	157,589	130,593

Expenses:
Interest expense	23,058	19,073	47,101	37,770
Provision for depreciation	24,131	19,309	47,183	37,890
General and administrative	5,089	4,337	11,291	8,355
Loan expense	707	673	1,418	1,535
Loss on extinguishment of debt	0	18,448	0	18,448
Provision for loan losses	250	300	500	600

Total expenses	53,235	62,140	107,493	104,598

Income from continuing operations	26,941	3,253	50,096	25,995

Discontinued operations:
Gain (loss) on sales of properties	929	(24)	2,482	(134)
Income from discontinued operations, net	131	601	401	1,209

	1,060	577	2,883	1,075

Net income	28,001	3,830	52,979	27,070

Preferred dividends	5,333	5,436	10,666	10,872

Net income (loss) available to common stockholders	$22,668	$(1,606)	$42,313	$16,198

Average number of common shares outstanding:
Basic	61,548	53,429	59,871	53,207
Diluted	61,868	53,429	60,201	53,616

Net income (loss) available to common stockholders per share:
Basic	$0.37	$(0.03)	$0.71	$0.30
Diluted	0.37	(0.03)	0.70	0.30

Common dividends per share	$0.64	$0.62	$1.26	$1.22

July 19, 2006
2Q06 Earnings Release
HEALTH CARE REIT, INC.
Financial Supplement — June 30, 2006

Portfolio Composition	Exhibit 1
($000’s except Investment per Bed/Unit)

Balance Sheet Data	# Properties	# Beds/Units	Balance	% Balance

Real Property	446	45,474	$2,787,121	94%
Loans Receivable (1)	18	2,208	178,282	6%

Totals	464	47,682	$2,965,403	100%

Investment Balances	# Properties	# Beds/Units	Investment (2)	% Investment

Independent/CCRCs	35	4,961	$447,825	15%
Assisted Living Facilities	203	12,597	984,600	33%
Skilled Nursing Facilities	213	28,876	1,340,106	45%
Specialty Care Facilities	13	1,248	195,322	7%

Totals	464	47,682	$2,967,853	100%

			Committed	Investment
Committed Investments	# Properties	# Beds/Units	Balance (3)	per Bed/Unit

Independent/CCRCs	35	4,961	$555,360	$111,945
Assisted Living Facilities	203	12,597	1,118,553	88,795
Skilled Nursing Facilities	213	28,876	1,358,757	47,055
Specialty Care Facilities	13	1,248	195,322	156,508

Totals	464	47,682	$3,227,992	-na-

Notes:	(1)	Includes $15,316,000 of loans on non-accrual.
	(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,965,403,000 and $2,450,000, respectively.
	(3)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data	Exhibit 2

					Coverage Data
		% Payor Mix			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees

Independent/CCRCs	91%	97%	1%	2%	1.47x	1.25x
Assisted Living Facilities	89%	83%	0%	17%	1.53x	1.31x
Skilled Nursing Facilities	86%	17%	16%	67%	2.16x	1.58x
Specialty Care Facilities	69%	21%	58%	21%	3.02x	2.42x

			Weighted Averages		1.93x	1.51x
Notes: Data as of March 31, 2006.

July 19, 2006
2Q06 Earnings Release

Investment Concentrations ($000’s)	Exhibit 3

Concentration by Operator	# Properties	Investment	% Investment
Emeritus Corporation	50	$358,423	12%
Brookdale Living Communities, Inc.	87	288,662	10%
Life Care Centers of America, Inc.	26	223,505	8%
Merrill Gardens L.L.C.	13	202,012	7%
Tara Cares, LLC	34	170,583	6%
Remaining operators (52)	254	1,724,668	57%

Totals	464	$2,967,853	100%

Concentration by Region	# Properties	Investment	% Investment
South	275	$1,475,493	50%
Northeast	61	485,936	16%
West	64	497,284	17%
Midwest	64	509,140	17%

Totals	464	$2,967,853	100%

Concentration by State	# Properties	Investment	% Investment
Florida	62	$402,289	14%
Massachusetts	35	331,422	11%
Ohio	30	255,994	9%
Texas	55	229,442	8%
North Carolina	43	200,594	7%
Remaining States (32)	239	1,548,112	51%

Totals	464	$2,967,853	100%

Revenue Composition ($000’s)	Exhibit 4

	Three Months Ended		Six Months Ended
	June 30, 2006		June 30, 2006

Revenue by Investment Type (1)
Real Property	$75,792	94%	$149,551	94%
Loans Receivable	4,544	6%	8,872	6%

Totals	$80,336	100%	$158,423	100%

Revenue by Facility Type (1)
Independent/CCRCs	$9,395	12%	$18,695	12%
Assisted Living Facilities	29,636	37%	58,119	37%
Skilled Nursing Facilities	36,926	46%	72,540	46%
Specialty Care Facilities	4,379	5%	9,069	5%

Totals	$80,336	100%	$158,423	100%
Notes: (1) Revenues include gross revenues and revenues from discontinued operations.

July 19, 2006
2Q06 Earnings Release

Revenue Maturities ($000’s)	Exhibit 5

Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total

2006	$0	$1,313	$1,313	0%
2007	0	691	691	0%
2008	0	2,468	2,468	1%
2009	906	1,999	2,905	1%
2010	1,726	2,174	3,900	1%
Thereafter	304,318	5,893	310,211	97%

Totals	$306,950	$14,538	$321,488	100%
Notes: (1) Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)	Exhibit 6

Year	Lines of Credit (1)	Senior Notes (2)	Secured Debt	Total

2006	$0	$0	$1,561	$1,561
2007	40,000	52,500	15,074	107,574
2008	500,000	42,330	10,289	552,619
2009	0	0	33,807	33,807
2010	0	0	8,733	8,733
2011	0	0	20,472	20,472
2012	0	250,000	14,851	264,851
Thereafter	0	850,000	26,391	876,391

Totals	$540,000	$1,194,830	$131,178	$1,866,008

Notes:	(1)	Reflected at 100% capacity.
	(2)	Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or the fair value of interest-rate swap agreements as reflected on the balance sheet.

July 19, 2006
2Q06 Earnings Release

Investment Activity ($000’s)	Exhibit 7

	Three Months Ended		Six Months Ended
	June 30, 2006		June 30, 2006

Funding by Investment Type
Real Property	$88,914	92%	$204,254	93%
Loans Receivable	8,036	8%	15,779	7%

Total	$96,950	100%	$220,033	100%

Funding by Facility Type
Independent/CCRCs	$30,990	32%	$35,778	16%
Assisted Living Facilities	37,261	38%	70,825	32%
Skilled Nursing Facilities	25,407	26%	109,710	50%
Specialty Care Facilities	3,292	4%	3,720	2%

Total	$96,950	100%	$220,033	100%

Development Activity ($000’s)	Exhibit 8

	Balance at	2006 YTD	Balance at	Committed	Unfunded
Facility Type	December 31, 2005	Fundings	June 30, 2006	Balances	Commitments
Independent/CCRCs	$0	$21,354	$21,354	$114,635	$93,281
Assisted Living Facilities	2,995	39,428	42,423	194,311	151,888
Skilled Nursing Facilities	911	11,134	12,045	27,015	14,970

Totals	$3,906	$71,916	$75,822	$335,961	$260,139
Development Funding Projections ($000’s)

			Projected Future Fundings
			2006	Fundings	Unfunded
Facility Type	Projects	# Beds/Units	Fundings	Thereafter	Commitments
Independent/CCRCs	3	467	$27,656	$65,625	$93,281
Assisted Living Facilities	20	1,292	55,318	96,570	151,888
Skilled Nursing Facilities	3	263	9,454	5,516	14,970

Totals	26	2,022	$92,428	$167,711	$260,139

Project Conversion Projections ($000’s)

2006 Quarterly Projections			Annual Projections
		Projected Average			Projected Average
Quarter	Amount	Initial Yields (1)	Year	Amount	Initial Yields (1)
1Q06 actual	$0	n/a	2006 projected	$13,191	9.09%
2Q06 actual	0	n/a	2007 projected	191,184	9.46%
3Q06 projected	10,323	9.12%	2008 projected	52,618	9.11%
4Q06 projected	2,868	9.00%	Thereafter	78,968	9.28%

Totals	$13,191	9.09%	Totals	$335,961	9.35%

Notes:	All amounts include both cash advances and non-cash additions such as capitalized interest.
(1) Actual initial yields may be higher if the underlying market rates increase.

July 19, 2006
2Q06 Earnings Release

Disposition Activity ($000’s)	Exhibit 9

	Three Months Ended		Six Months Ended
	June 30, 2006		June 30, 2006

Dispositions by Investment Type
Real Property	$16,272	100%	$31,665	60%
Loans Receivable		0%	21,240	40%

Totals	$16,272	100%	$52,905	100%

Dispositions by Facility Type
Assisted Living Facilities	$13,325	82%	$25,487	48%
Skilled Nursing Facilities	2,947	18%	20,460	39%
Specialty Care Facilities		0%	6,958	13%

Totals	$16,272	100%	$52,905	100%

Discontinued Operations ($000’s)	Exhibit 10

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Revenues
Rental income	$160	$3,214	$834	$6,586

Expenses
Interest expense	29	913	224	1,861
Provision for depreciation	0	1,700	209	3,516

Income (loss) from discontinued operations, net	$131	$601	$401	$1,209

Exhibit 11

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance
Borrowings Under Bank Lines	$146,000	5%	Debt/Total Book Cap		49%
Long-Term Debt Obligations	1,324,533	44%	Debt/Undepreciated Book Cap		44%
Stockholders’ Equity	1,545,938	51%	Debt/Total Market Cap		37%

Total Book Capitalization	$3,016,471	100%
			Interest Coverage	3.16x	2nd Qtr.
Common Shares Outstanding (000’s)	62,521			3.08x	YTD
Period-End Share Price	$34.95		Interest Coverage	3.21x	2nd Qtr.

Common Stock Market Value	$2,185,109	56%	- adjusted	3.16x	YTD
Preferred Stock	276,875	7%	Fixed Charge Coverage	2.59x	2nd Qtr.
Borrowings Under Bank Lines	146,000	3%		2.52x	YTD
Long-Term Debt Obligations	1,324,533	34%	Fixed Charge Coverage	2.63x	2nd Qtr.

Total Market Capitalization	$3,932,517	100%	- adjusted	2.59x	YTD

2Q06 Earnings Release	July 19, 2006

EBITDA Reconciliation ($000’s)	Exhibit 12

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Net income	$28,001	$3,830	$52,979	$27,070
Interest expense (1)	23,087	19,986	47,325	39,631
Tax expense	12	216	12	219
Provision for depreciation (1)	24,131	21,009	47,392	41,406
Amortization	707	1,998	1,418	2,724

EBITDA	75,938	47,039	149,126	111,050
Stock-based compensation expense	838	316	3,351	632
Provision for loan losses	250	300	500	600
Loss on extinguishment of debt, net	0	18,448	0	18,448

EBITDA — adjusted	$77,026	$66,103	$152,977	$130,730

Interest Coverage Ratio
Interest expense (1)	$23,087	$19,986	$47,325	$39,631
Capitalized interest	909	348	1,111	614

Total interest	23,996	20,334	48,436	40,245
EBITDA	$75,938	$47,039	$149,126	$111,050

Interest coverage ratio	3.16x	2.31x	3.08x	2.76x

EBITDA — adjusted	$77,026	$66,103	$152,977	$130,730

Interest coverage ratio — adjusted	3.21x	3.25x	3.16x	3.25x

Fixed Charge Coverage Ratio
Total interest (1)	$23,996	$20,334	$48,436	$40,245
Preferred dividends	5,333	5,436	10,666	10,872

Total fixed charges	29,329	25,770	59,102	51,117
EBITDA	$75,938	$47,039	$149,126	$111,050

Fixed charge coverage ratio	2.59x	1.83x	2.52x	2.17x

EBITDA — adjusted	$77,026	$66,103	$152,977	$130,730

Fixed charge coverage ratio - adjusted	2.63x	2.57x	2.59x	2.56x

Notes:	(1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.

2Q06 Earnings Release	July 19, 2006

Funds Available For Distribution Reconciliation	Exhibit 13
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Net income (loss) available to common stockholders	$22,668	$(1,606)	$42,313	$16,198
Provision for depreciation (1)	24,131	21,009	47,392	41,406
Loss (gain) on sales of properties	(929)	24	(2,482)	134
Gross straight-line rental income	(2,216)	(3,536)	(4,616)	(7,245)
Prepaid/straight-line rent receipts	2,710	2,360	13,020	3,213

Funds available for distribution	46,364	18,251	95,627	53,706
Loss on extinguishment of debt, net	0	18,448	0	18,448

Funds available for distribution — adjusted	46,364	36,699	95,627	72,154
Prepaid/straight-line rent receipts	(2,710)	(2,360)	(13,020)	(3,213)

Funds available for distribution — normalized	$43,654	$34,339	$82,607	$68,941

Average common shares outstanding:
Basic	61,548	53,429	59,871	53,207
Diluted — for net income (loss) purposes	61,868	53,429	60,201	53,616
Diluted — for FAD purposes	61,868	53,765	60,201	53,616

Per share data:
Net income (loss) available to common stockholders
Basic	$0.37	$(0.03)	$0.71	$0.30
Diluted	0.37	(0.03)	0.70	0.30

Funds available for distribution
Basic	$0.75	$0.34	$1.60	$1.01
Diluted	0.75	0.34	1.59	1.00

Funds available for distribution — adjusted
Basic	$0.75	$0.69	$1.60	$1.36
Diluted	0.75	0.68	1.59	1.35

Funds available for distribution — normalized
Basic	$0.71	$0.64	$1.38	$1.30
Diluted	0.71	0.64	1.37	1.29

FAD Payout Ratio
Dividends per share	$0.64	$0.62	$1.26	$1.22
FAD per diluted share	$0.75	$0.34	$1.59	$1.00

FAD payout ratio	85%	182%	79%	122%

FAD Payout Ratio — Adjusted
Dividends per share	$0.64	$0.62	$1.26	$1.22
FAD per diluted share — adjusted	$0.75	$0.68	$1.59	$1.35

FAD payout ratio — adjusted	85%	91%	79%	90%

FAD Payout Ratio — Normalized
Dividends per share	$0.64	$0.62	$1.26	$1.22
FAD per diluted share — normalized	$0.71	$0.64	$1.37	$1.29

FAD payout ratio — normalized	90%	97%	92%	95%

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.

2Q06 Earnings Release	July 19, 2006

Funds From Operations Reconciliation	Exhibit 14
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Net income (loss) available to common stockholders	$22,668	$(1,606)	$42,313	$16,198
Provision for depreciation (1)	24,131	21,009	47,392	41,406
Loss (gain) on sales of properties	(929)	24	(2,482)	134

Funds from operations	45,870	19,427	87,223	57,738
Loss on extinguishment of debt, net	0	18,448	0	18,448

Funds from operations — adjusted	$45,870	$37,875	$87,223	$76,186

Average common shares outstanding:
Basic	61,548	53,429	59,871	53,207
Diluted — for net income (loss) purposes	61,868	53,429	60,201	53,616
Diluted — for FFO purposes	61,868	53,765	60,201	53,616

Per share data:
Net income (loss) available to common stockholders
Basic	$0.37	$(0.03)	$0.71	$0.30
Diluted	0.37	(0.03)	0.70	0.30

Funds from operations
Basic	$0.75	$0.36	$1.46	$1.09
Diluted	0.74	0.36	1.45	1.08

Funds from operations — adjusted
Basic	$0.75	$0.71	$1.46	$1.43
Diluted	0.74	0.70	1.45	1.42

FFO Payout Ratio
Dividends per share	$0.64	$0.62	$1.26	$1.22
FFO per diluted share	$0.74	$0.36	$1.45	$1.08

FFO payout ratio	86%	172%	87%	113%

FFO Payout Ratio — Adjusted
Dividends per share	$0.64	$0.62	$1.26	$1.22
FFO per diluted share — adjusted	$0.74	$0.70	$1.45	$1.42

FFO payout ratio — adjusted	86%	89%	87%	86%

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.

2Q06 Earnings Release	July 19, 2006

Outlook Reconciliation	Exhibit 15
(Amounts in 000’s except per share data)

	Current Outlook		Prior Outlook
	Year Ended		Year Ended
	December 31, 2006		December 31, 2006
	Low	High	Low	High
Net income available to common stockholders	$83,292	$88,192	$82,363	$87,263
Loss (gain) on sales of properties	(2,482)	(2,482)	(1,553)	(1,553)
Provision for depreciation (1)	97,500	97,500	97,500	97,500

Funds from operations	178,310	183,210	178,310	183,210
Rental income less than (in excess of ) cash received	4,500	4,500	2,000	2,000

Funds available for distribution	$182,810	$187,710	$180,310	$185,210

Average common shares outstanding (diluted)	62,000	62,000	62,000	62,000

Per share data (diluted):
Net income available to common stockholders	$1.34	$1.42	$1.33	$1.41
Funds from operations	2.88	2.96	2.88	2.96
Funds available for distribution	2.95	3.03	2.91	2.99

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.